Exhibit 10.2

AMENDMENT NO. 3 TO SALE AND SERVICING AGREEMENT

This Amendment No. 3 to Sale and Servicing Agreement, dated as of February 25, 2022 (this “Amendment”) is by and among Horizon Funding I, LLC, a Delaware limited liability company, as issuer (the “Issuer”), Horizon Secured Loan Fund I LLC, a Delaware limited liability company, as the seller (the “Seller”) and as the originator (the “Originator”), Horizon Technology Finance Corporation, a Delaware corporation, as the servicer (the “Servicer”) and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association (“U.S. Bank”), not in its individual capacity but as the indenture trustee (the “Trustee”), and U.S. Bank National Association not in its individual capacity but as the backup servicer (the “Backup Servicer”), not in its individual capacity but as the custodian (the “Custodian”), not in its individual capacity but as the lockbox bank (the “Lockbox Bank”) and not in its individual capacity but solely as securities intermediary (the “Securities Intermediary”). Each of the Issuer, the Originator, the Servicer, the Trustee, the Backup Servicer, the Lockbox Bank and the Securities Intermediary may be referred to herein as a “Party” or collectively as the “Parties.”

PRELIMINARY STATEMENTS

WHEREAS, each of the Parties is a party to that certain Sale and Servicing Agreement, dated as of June 1, 2018, among the Issuer, the Seller, the Originator, the Servicer, the Trustee, the Backup Servicer, the Custodian, the Securities Intermediary and the Lockbox bank (the “Agreement”) as amended on June 19, 2019 (the “Amendment No. 1”), as further amended on Jun 5, 2020 (the “Amendment No. 2”); and

WHEREAS, the Parties desire to amend the Agreement in the manner set forth in this Amendment and in accordance with Section 13.01(b) of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Parties hereby agree as follows:

Article I.
AMENDMENT

Section 1.1      Amendment.

The Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Agreement attached as Exhibit A hereto.

Section 1.2      Representations and Warranties.

Each of the Issuer, Originator, the Servicer and the Backup Servicer with respect to itself, represents and warrants as of the date of this Amendment as follows:

(a)       This Amendment has been duly and validly executed and delivered by such party and constitutes its valid and binding obligation, legally enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a proceeding at law or in equity;

(b)       no Rapid Amortization Event or Event of Default exists as of the date hereof (the “Amendment Effective Date”) and will result from this Amendment, both immediately before and after giving effect to this Amendment; and

(c)       all representations and warranties of the Originator, the Servicer and the Backup Servicer contained in this Amendment, Article III of the Agreement or any other Transaction Document shall be true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality), except that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects (or in all respects if any such representation or warranty is already qualified by materiality) as of such specified date.

Each of the Seller, the Trustee, the Custodian, the Lockbox Bank, and the Securities Intermediary with respect to itself, represents and warrants as of the date of this Amendment that this Amendment has been duly and validly executed and delivered by such party and constitutes its valid and binding obligation, legally enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a proceeding at law or in equity.

Article II.
MISCELLANEOUS

Section 2.1      Definitions; Interpretation. All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

Section 2.2      Headings. The section headings contained in this Amendment are for reference purposes only and shall not affect the meaning or interpretation of this Amendment.

Section 2.3      Amendment. No provision of this Amendment may be amended, modified or supplemented except by the written agreement of all of the Parties.

Section 2.4      Counterparts. This Amendment may be executed in any number of counterparts and by different Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

Section 2.5      Transaction Document. This Amendment shall constitute a Transaction Document.

Section 2.6      Conditions to Effectiveness. This Amendment shall become effective on the date on which (i) each party hereto shall have delivered an executed signature page hereto to the Trustee, (ii) the Trustee has received the consent of the Majority Noteholders and (iii) the Rating Agency Condition has been satisfied.

Section 2.7      GOVERNING LAW. (a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THE AGREEMENT AS AMENDED BY THIS AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

2

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THE AGREEMENT AS AMENDED BY THIS AMENDMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.7(b).

Section 2.8      Jurisdiction. Any legal action or proceeding with respect to this Amendment may be brought in the courts of the United States for the Southern District of New York, and by execution and delivery of this Amendment, each party hereto consents, for itself and in respect of its property, to the nonexclusive jurisdiction of those courts. Each such party irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Amendment or any document related hereto.

3

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

HORIZON FUNDING I, LLC, as the Issuer

By:	/s/Daniel S. Devorsetz
Name: Daniel S. Devorsetz
Title: Manager

HORIZON SECURED LOAN FUND I LLC, as the Originator and as the Seller

By:	/s/Daniel S. Devorsetz
Name: Daniel S. Devorsetz
Title: Manager

HORIZON TECHNOLOGY FINANCE CORPORATION, as the Servicer

By:	/s/Daniel R. Trolio
Name: Daniel R. Trolio
Title: Executive Senior Vice President, Chief Financial Officer and Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but as the Trustee

By:	/s/Eric Ott
Name: Eric Ott
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but as Securities Intermediary

By:	/s/Eric Ott
Name: Eric Ott
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but as Custodian

By:	/s/Samantha Howe
Name: Samantha Howe
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but as Backup Servicer

By:	/s/Eric Ott
Name: Eric Ott
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but as Lockbox Bank

By:	/s/Eric Ott
Name: Eric Ott
Title: Vice President

Acknowledged and agreed:

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION, as Initial Purchaser
By: NYL Investors LLC, its Investment Manager

By:	/s/Scott R. Seewald
Name: Scott R. Seewald
Title: Managing Director

NEW YORK LIFE INSURANCE COMPANY, as initial purchaser

By:	/s/Scott R. Seewald
Name: Scott R. Seewald
Title: Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C), as initial purchaser
By: NYL Investors LLC, its Investment Manager

By:	/s/Scott R. Seewald
Name: Scott R. Seewald
Title: Managing Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30E), as initial purchaser
By: NYL Investors LLC, its Investment Manager

By:	/s/Scott R. Seewald
Name: Scott R. Seewald
Title: Managing Director

THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST
AGREEMENT DATED AS OF JULY 1st, 2015 BETWEEN NEW YORK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE, as Initial Purchaser
By: New York Life Insurance Company, its attorney- in-fact

By:	/s/Scott R. Seewald
Name: Scott R. Seewald
Title: Vice President

(d)            to the Independent Accountants, agents and counsel of the Issuer for fees and expenses including, but not limited to, audit fees and expenses, and to the Servicer for expenses and other amounts (excluding the Servicing Fee, any Scheduled Payment Advances and any Servicing Advances) payable under this Agreement;

(e)            to the Trustee, for unpaid fees and expenses (including reasonable and documented fees and expenses of its agents and counsel) incurred in the exercise of its rights and remedies on behalf of the Noteholders pursuant to Article V of the Indenture; and

(f)             to DBRS Morningstar for its surveillance fees in relation to the Notes.

provided that Administrative Expenses will not include (I) any amounts due or accrued with respect to the actions taken on or in connection with the Closing Date, (II) any principal of or interest on any Notes or (III) amounts payable to the Trustee in respect of indemnification.

“Advance” means an advance made by the Noteholders in accordance with the terms hereof and in the Note Funding Agreement.

“Advance Date” means the date on which the Noteholders make an Advance to the Issuer in accordance with the terms hereof and in the Note Funding Agreement.

“Advance Rate” means at any time:

(i)           if the Collateral consists of Loans to less than five Distinct Obligors, 40%;

(ii)          if the Collateral consists of Loans to five or more Distinct Obligors but less than ten Distinct Obligors, 50%;

(iii)         if the Collateral consists of Loans to ten or more Distinct Obligors but less than 15 Distinct Obligors, 60%;

(iv)         if the Collateral consists of Loans to 15 or more Distinct Obligors, 67%;

provided, that notwithstanding the foregoing, the maximum Advance Rate for Second Lien Loans shall be 60%; provided further that if an Overcollateralization Adjustment Event occurs, for the next Advance Date (or, if no Advance Date shall occur before the next Payment Date, for such Payment Date), the applicable Advance Rate shall be reduced by 10 percentage points.

“Advance Request” means a written notice in the form of Exhibit A to the Note Funding Agreement, to be used by the Issuer to request the funding of an Advance.

“Affiliate” of any specified Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided that for purposes of determining whether an Obligor is an Affiliate of another Obligor for purposes of determining the Advance Rate, Excess Concentration Amounts or whether the Initial Loans Criteria or Portfolio Profile Milestone Criteria is satisfied, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common owner which is a financial institution, fund or other investment vehicle which is in the business of making diversified investments including investments independent from the Loans. For the purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 25% or more of the voting securities of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

“Commission” means the United States Securities and Exchange Commission.

“Computer Records” means the computer records generated by the Servicer that provide information relating to the Loans and that were used by the Originator in selecting the Loans conveyed to the Issuer pursuant to Section 2.01 (and any Subsequent Loans or Substitute Loans conveyed to the Issuer pursuant to Section 2.04 and Section 2.05, respectively).

“Continued Errors” shall have the meaning provided in Section 8.03(e).

“Contractual Obligation” means, with respect to any Person, any provision of any securities issued by such Person or any indenture, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

“Corporate Trust Office” means, (i) for the purposes of Section 3.02 hereof, 111 E. Fillmore Ave, EP-MN-WS2N, St. Paul, MN 51007, Attention: Bondholder Services – Horizon Funding I, LLC; and (ii) for all other purposes, 190 S. LaSalle St., 7th Floor, Chicago, IL 60603, Attention: Global Corporate Trust – Horizon Funding I, LLC, or, in each case, at such other address as the Trustee may designate from time to time by notice to the Issuer, or the principal corporate trust officer of any successor Trustee at the address designated by such successor by notice to the Issuer.

“Curtailment” means, with respect to a Loan, any payment of principal received by the Issuer during a Collection Period as part of a payment allocable to a Loan that is in excess of the principal portion of the Scheduled Payment due for such Collection Period and which is not intended to satisfy the Loan in full, nor is intended to cure a delinquency including any accelerated amortization due to structural features of the related Loan.

“Custodian” has the meaning provided in the Preamble.

“Cutoff Date” means June 1, 2018.

“DBRS Morningstar” means DBRS, Inc., doing business as DBRS Morningstar, and any successor thereto.

“Defaulted Loan” means a Loan as to which the earliest of the following has occurred: (i) any payment, or any part of payment, due under such Loan (taking into account any waivers or modifications granted by the Servicer on such Loans) has become 120 days or more delinquent; (ii) the Servicer has foreclosed upon and sold the related collateral; (iii) the Servicer has determined in accordance with its customary practices that the Loan is uncollectible or the final recoverable amounts have been received; or (iv) an Insolvency Event has occurred with respect to such Obligor; provided, however, that any Loan which the Originator has repurchased pursuant to Section 11.01 will not be deemed to be a Defaulted Loan.

“Delinquent Loan” means a Loan (i) as to which any payment, or any part of payment, due under such Loan (taking into account any waivers or modifications granted by the Servicer on such Loans) has become 60 days or more delinquent and (ii) that is not a Defaulted Loan.

“Distribution Account” means the segregated account so designated and established and maintained pursuant to Section 7.01.

“Distinct Obligor” means any Obligor or, to the extent any two or more Obligors are Affiliates (subject to the proviso in the definition thereof), collectively, such Obligors.

“Dollar” and “$” means the lawful currency of the United States.

“Eligible Deposit Account” means either (a) a segregated account with a Qualified Institution, or (b) a segregated account with the corporate trust department of a depository institution organized under the laws of the United States or any state of the United States or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the related account, so long as any of the securities of that depository institution has a credit rating from DBRS Morningstar (if rated by DBRS Morningstar)~~,~~ of at least “BBB (high)” or a credit rating from Moody’s of Baa1 or S&P~~, in one of its generic rating categories that signifies investment grade~~ of BBB+.

“Eligible Loan” means (i) on and as of the Cutoff Date, in the case of the Initial Loans, (ii) on and as of the related Subsequent Loan Cutoff Date, in the case of any Subsequent Loan and (ii) on and as of the related Substitute Loan Cutoff Date, in the case of any Substitute Loans, a Loan as to which each of the following is true:

(a)            such Loan is current and is not a Restructured Loan;

(b)            such Loan has been originated or purchased by the Originator in the ordinary course of the Originator’s business and has been fully and properly executed by the parties thereto;

(c)            such Loan provides for periodic payments of interest and/or principal in cash, which are due and payable on a monthly or quarterly basis;

(d)            such Loan provides for, in the event that such Loan is prepaid in whole or in part, a prepayment that fully pays the principal amount of such prepayment together with interest at the related Cash Yield Rate through the date of payment;

(e)            the information provided to the Issuer and its assigns in respect of such Loan pursuant to the transaction documents is true and correct in all material respects;

(f)             such Loan satisfies in all material respects the requirements under the Operating Guidelines and was originated in accordance therewith;

(g)            such Loan represents the legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(h)            the related Obligor of such Loan is not the United States or any state thereof or from any agency, department or instrumentality of the United States or any state thereof;

(iv)         all indebtedness of the Obligor of the same priority within each facility is cross-defaulted, the Related Property securing such indebtedness is held by the collateral agent for the benefit of all holders of such indebtedness and all holders of such indebtedness (A) have an undivided pari passu interest in the collateral securing such indebtedness, (B) share in the proceeds of the sale or other disposition of such collateral on a pro rata basis and (C) may transfer or assign their right, title and interest in the Related Property;

(aa)          such Loan has an original term to maturity of no more than 60 months;

(bb)         the stated maturity of such Loan is not later than the Legal Final Payment Date; and

(cc)          the Loan is characterized under the Originator’s Operating Guidelines as Technology Loan, a Healthcare Loan, a Life Sciences Loan or a Cleantech Loan.

“Error” shall have the meaning provided in Section 8.03(e).

“Event of Default” shall have the meaning specified in Section 5.01 of the Indenture.

“Excess Concentration Amounts” means, as of any date of determination, the sum of (without duplication):

(a)           The pro rata portion of the aggregate Outstanding Loan Balance of all Loans made to Technology Obligors that exceeds 70% of the Aggregate Outstanding Loan Balance;

(b)           The pro rata portion of the aggregate Outstanding Loan Balance of all Loans made to Life Sciences Obligors that exceeds 70% of the Aggregate Outstanding Loan Balance;

(c)           The pro rata portion of the aggregate Outstanding Loan Balance of all Loans made to Healthcare Obligors that exceeds 40% of the Aggregate Outstanding Loan Balance;

(d)           The pro rata portion of the aggregate Outstanding Loan Balance of all Loans made to Life Sciences Obligors and Healthcare Obligors that exceeds 70% of the Aggregate Outstanding Loan Balance;

(e)           The pro rata portion of the aggregate Outstanding Loan Balance of all Loans made to a Cleantech Obligor that exceeds ~~10~~20% of the Aggregate Outstanding Loan Balance;

(f)            The pro rata portion of the aggregate Outstanding Loan Balance of all Loans made to a Distinct Obligor during the Ramp-Up Period that exceeds 14% of the Aggregate Outstanding Loan Balance;

(g)           The pro rata portion of the aggregate Outstanding Loan Balance of all Loans made to the five largest Distinct Obligors during the Ramp-Up Period that exceeds 60% of the Aggregate Outstanding Loan Balance;

(h)           The pro rata portion of the aggregate Outstanding Loan Balance of all Loans made to a Distinct Obligor after the Ramp-Up Period that exceeds 10% of the Aggregate Outstanding Loan Balance;

(i)            The pro rata portion of the aggregate Outstanding Loan Balance of all Loans made to the five largest Distinct Obligors after the Ramp-Up Period that exceeds 35% of the Aggregate Outstanding Loan Balance;

(j)            The pro rata portion of the aggregate Outstanding Loan Balance of all Loans made to the ten largest Distinct Obligors following a Ramp-Up Period that exceeds 60% of the Aggregate Outstanding Loan Balance;

(k)           The pro rata portion of the aggregate Outstanding Loan Balance of all Loans for which the related Underlying Loan Agreements require the related Obligor to make payments of interest or principal less frequently than monthly that exceeds 15% of the Aggregate Outstanding Loan Balance;

(l)            The pro rata portion of the aggregate Outstanding Loan Balance of all Loans that have more than 25% of their original Outstanding Loan Balance due at maturity that exceeds 20% of the Aggregate Outstanding Loan Balance;

(m)          The pro rata portion of the aggregate Outstanding Loan Balance of all Loans that have an interest only period greater than 24 months that exceeds 15% of the Aggregate Outstanding Loan Balance;

(n)           The pro rata portion of the aggregate Outstanding Loan Balance of all Loans that have a weighted average LTV that is greater than 25%;

(o)           The pro rata portion of the aggregate Outstanding Loan Balance of all Loans that are Second Lien Loans that exceeds 50% of the Aggregate Outstanding Loan Balance;

(p)           The pro rata portion of the aggregate Outstanding Loan Balance of all Loans that are Restructured Loans and, without duplication, Loans that have been subject to a Material Modification, that exceeds 15% of the Aggregate Outstanding Loan Balance; ~~and~~

(q)           The pro rata portion of the aggregate Outstanding Loan Balance of the lowest yielding Loan or Loans causing the average Cash Yield Rate of the Loans to be below 10%~~.~~; and

(r)           The pro rata portion of the aggregate Outstanding Loan Balance of all Loans that are Second Lien Loans-TL that exceeds 17.5% of the Aggregate Outstanding Loan Balance.

During the Ramp-Up Period, references to “Aggregate Outstanding Loan Balance” in subsections (a)-(p) shall be replaced by “Reference Amount.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Interest Amount” means, for each Interest Period, the sum of (A) product of (i) the Interest Rate for each day during such Interest Period, (ii) the Aggregate Outstanding Note Balance on such day (giving effect to Advances funded and Investment Period Principal Distribution Amounts applied), and (iii) 1/365, and (B) all unpaid Interest Shortfalls from any prior Payment Dates (and interest accrued thereon at the Interest Rate).

“Interest Collections” means the aggregate of:

(a)            amounts deposited into the Collection Account in respect of:

(i)            all payments received on or after the Cutoff Date on account of interest on the Initial Loans (including Finance Charges and fees) and all late payment, default and waiver charges;

(ii)           all payments received on or after the Subsequent Loan Cutoff Date in the case of any Subsequent Loans and the applicable Substitute Loan Cutoff Date in the case of any Substitute Loans on account of interest of such Loans (including Finance Charges and fees) and all late payment, default and waiver charges; and

(iii)          the interest portion of any amounts received (x) in connection with the purchase or repurchase of any Loan and (y) as Scheduled Payment Advances (if any); plus

(b)            investment earnings on funds invested in Permitted Investments in the Collection Account; minus

(c)            the amount of any losses incurred in connection with investments in Permitted Investments in the Collection Account.

“Interest Period” means, with respect to (i) the first Payment Date, the period from and including the Amendment Date to but excluding July 10, 2020, (ii) any Payment Date thereafter other than the Legal Final Payment Date, the period from and including the 10th day of the calendar month in which the prior Payment Date occurred to but excluding the 10th day of the calendar month in which such Payment Date occurs and (iii) the Legal Final Payment Date or any other date on which the full principal amount of the Notes are paid in full, including any redemption date, the period from and including the 10th day of the calendar month in which the prior Payment Date occurred to but excluding the Legal Final Payment Date or such other date on which the full principal amount of the Notes are paid in full, including any redemption.

“Interest Rate” means ~~either (1) at the time of any Advance when the Notes have a rating of no lower than “A” from the Rating Agency,~~(a) for all Advances after the Upsize Date, but prior to the Upsize Event the greater of (i) 4.60% and (ii) the Pricing Benchmark plus 3.55~~%, (2) at the time of any Advance when the Notes have a rating of “A-“ from the Rating Agency, the greater of (i) 4.75% and (ii) the Pricing Benchmark plus 3.72%, (3) at the time of any Advance when the Notes have a rating of “BBB+” from the Rating Agency, the greater of (i) 5.00% and (ii) the Pricing Benchmark plus 3.88%, or (4) at the time of any Advance when the Notes have a rating of no lower than “BBB” but lower than “BBB+” from the Rating Agency, the greater of (i) 5.15% and (ii) the Pricing Benchmark plus 4.05%~~; provided that on any Advance Date, the Interest Rate will be reset as (A) the sum of (1) the Interest Rate multiplied by the Aggregate Outstanding Note Balance, in each case, in effect immediately prior to such Advance Date and (2) the Interest Rate calculated on such Advance Date multiplied by the principal amount of the Advance made on such Advance Date, divided by (B) the Aggregate Outstanding Note Balance taking into account the Advance made on such Advance Date; ~~provided that the Interest Rate on the Notes will increase by 1.25% at any time the rating of the Notes is below investment grade.~~

(b) upon the occurrence of an Upsize Event, for the portion of an Advance which when added to the Aggregate Outstanding Note Balance in effect immediately prior to such Advance Date equals $100,000,000, the greater of (i) 4.603.55%;

(c) for all Advances after an Upsize Event, the Pricing Benchmark plus 3.00%; provided that on any Advance Date, the Interest Rate will be reset as (A) the sum of (1) the Interest Rate multiplied by the Aggregate Outstanding Note Balance, in each case, in effect immediately prior to such Advance Date and (2) the Interest Rate calculated on such Advance Date multiplied by the principal amount of the Advance made on such Advance Date, divided by (B) the Aggregate Outstanding Note Balance taking into account the Advance made on such Advance Date.

“Interest Shortfall” means, with respect to the Notes and any Payment Date, as applicable, an amount equal to the excess, if any, of (a) the related Interest Amount over (b) the amount of interest actually paid to the Notes on such Payment Date.

“Investment Period” means the period commencing on the Amendment Date and ending on the Investment Period Termination Date.

“Investment Period Principal Distribution Amount” means the amount determined by the Servicer pursuant to Section 5.16 that will be paid to the Noteholders during the Investment Period as a payment of principal.

“Investment Period Termination Date” means the earliest to occur of (i) June 5, ~~2022, or June 5, 2023 upon the mutual agreement of the Noteholders and the Fund~~ 2023, or such later date as may be mutually agreed by the Noteholders and the Fund with Rating Agency Confirmation, (ii) the date on which an Investment Period Termination Event has occurred or (iii) the Portfolio Profile Milestone Test Date, if the Loans do not satisfy the Portfolio Profile Milestone Criteria as of such date, unless waived by the Majority Noteholders.

“Investment Period Termination Event” means (i) the Aggregate Outstanding Loan Balance of all Defaulted Loans minus the Liquidation Proceeds divided by the original Aggregate Outstanding Loan Balance of all Loans exceeds 8% from the Amendment Date, or (ii) the occurrence of a Rapid Amortization Event.

“Issuer” has the meaning provided in the Preamble.

“Issuer LLC Agreement” means that certain amended and restated limited liability company agreement dated June 1, 2018 as may be amended from time to time.

“Legal Final Payment Date” means ~~(i) the Payment Date occurring in June 2027 or (ii) if the Investment Period is extended pursuant to clause (ii) the definition of “Investment Period Termination Date”,~~ the Payment Date occurring in June 2028.

“Lien” means any pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Life Sciences Loan” means a Loan made to an Obligor that provides products and services including, but not limited to, medical devices, biopharmaceuticals, drug discovery and drug delivery.

“Life Sciences Obligor” means an Obligor of a Life Sciences Loan.

“Liquidation Expenses” means, with respect to any Loan, the aggregate amount of all out-of-pocket expenses reasonably incurred by the Servicer and any reasonably allocated costs of counsel (if any), in each case in accordance with the Servicer’s customary procedures in connection with the repossession, refurbishing and disposition of any Related Property securing such Loan upon or after the expiration or earlier termination of such Loan and other out-of-pocket costs related to the liquidation of any such Related Property, including the attempted collection of any amount owing pursuant to such Loan if it is a Defaulted Loan, and, if requested by the Trustee, the Servicer must provide to the Trustee a breakdown of the Liquidation Expenses for any Loan along with any supporting documentation therefor.

“Liquidation Proceeds” means, with respect to any Defaulted Loan, whatever is receivable or received when such Loan or the Related Property is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all amounts representing late fees and penalties relating thereto net of, without duplication, (a) Liquidation Expenses relating to such Loan or Related Property reimbursed to the Servicer therefrom pursuant to the terms of this Agreement and (b) amounts required to be released to other creditors, including any other costs, expenses and taxes, or the related Obligor or grantor pursuant to applicable law or the governing Required Loan Documents.

“Liquidation Report” shall have the meaning provided in Section 5.03(d).

“List of Loans” means the list identifying each Loan constituting part of the Loan Assets, which list shall consist of the initial List of Loans reflecting the Initial Loans transferred to the Issuer on the Closing Date, together with any Subsequent List of Loans amending the most current List of Loans reflecting any Subsequent Loans or Substitute Loans transferred to the Issuer on a Transfer Date (together with, if applicable, a deletion from such list of the related Loan or Loans with respect to which a Substitution Event has occurred), and which list in each case (a) identifies by account number each Loan included in the Collateral, and (b) sets forth as to each such Loan (i) the Outstanding Loan Balance as of the Cutoff Date in the case of the Initial Loans and the related Transfer Date in the case of Subsequent Loans or Substitute Loans, as applicable, (ii) the maturity date, (iii) the Loan Type, (iv) whether such Loan is a Co-Agented Loan or Third-Party Agented Loan (and the name of the agent thereunder), (v) whether such Loan is a Noteless Loan or a Participated Loan, and (vi) whether evidence of filing of UCC-1 financing statements naming the Originator as secured party with respect to such Loan are available, and which list (as in effect on the Closing Date) is attached to this Agreement as Exhibit F.

(c)            either (i) extends the maturity date of such Loan by more than 120 days past the maturity date as of the initial funding or (ii) extends the amortization schedule with respect thereto;

(d)            substitutes, alters or releases the Underlying Notes related to such Loan, and such substitution, alteration or release, individually or in the aggregate and as determined with reasonable discretion, materially and adversely affects the value of such Loan; or

(e)            waives any other material requirement under such Underlying Loan Agreement;

provided that no Material Modification may extend the maturity of any Loan beyond the Legal Final Payment Date.

“Monthly Report” shall have the meaning provided in Section 9.01.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

~~“Morningstar” means Morningstar Credit Ratings, LLC and any successor thereto.~~

“Nonrecoverable Advance” means any Scheduled Payment Advance or Servicing Advance, as applicable, previously made in respect of a Loan or any Related Property that, as determined by the Servicer in its reasonable, good faith judgment, will not be ultimately recoverable from subsequent payments or collections with respect to the applicable Loan including, without limitation, payments or reimbursements from the related Obligor, Insurance Proceeds or Liquidation Proceeds on or in respect of such Loan or Related Property.

“Note” means any one of the notes of the Issuer, executed and authenticated in accordance with the Indenture.

“Note Funding Agreement” means that certain Second Amended and Restated Note Funding Agreement, dated as of the ~~Amendment~~Upsize Date, between the Issuer and the Initial Purchasers, as such agreement may be amended, modified, waived, supplemented or restated from time to time.

“Note Register” shall have the meaning provided in Section 4.02(a) of the Indenture.

“Noteholder” or “Holder” means each Person in whose name a Note is registered in the Note Register; provided that an Owner of a Note shall be deemed a Holder of such Note as provided in Section 13.13.

“Noteless Loan” means any Loan that, pursuant to the terms of the related credit agreement (or equivalent document), is not evidenced by a promissory note.

“Notice of Substitution” shall have the meaning provided in Section 2.07.

“Participated Loans” means the Loans in which the Originator holds a participation interest as of the Closing Date or the related Transfer Date (if after the Closing Date), as the case may be, which interest has been assigned to the Issuer pursuant to this Agreement.

“Payment Date” means the tenth (10th) day of each month, commencing July 10, 2020, or if such day is not a Business Day, on the next succeeding Business Day.

“Percentage Interest” means, for the Holder of any Note of any class, the fraction, expressed as a percentage, the numerator of which is the then current Outstanding Note Balance represented by such Note and the denominator of which is the then current Aggregate Outstanding Note Balance.

“Permitted Distributions” means with respect to each taxable year, distributions to the Servicer in an amount equal (in the aggregate) to (a) the sum of (i) the Servicer’s “investment company taxable income” (within the meaning of Section 852(b)(2) of the IRC), determined without regard to Section 852(b)(2)(D) of the IRC, and (ii) the excess of the Servicer’s interest income excludable from gross income under Section 103(a) of the IRC over its deductions disallowed under Sections 265 or 171(a)(2) of the IRC, in each case recognized by the Servicer in respect of its ownership of the Borrower for U.S. federal income tax purposes, as certified by the Servicer and the Borrower to the Noteholders in a written notice setting forth the calculation thereof, minus (b) the sum of any distributions previously made to the Servicer under this Agreement in respect of taxes each such taxable year.

“Permitted Investments” means on any date of determination, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form with maturities not exceeding the next Payment Date that evidence:

(i)            direct obligations of, and obligations fully guaranteed by, the United States or any agency or instrumentality of the United States;

(ii)           demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the Servicer or the Trustee) or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (i) above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Moody’s of “P-1” or the equivalent by DBRS Morningstar (if rated by DBRS Morningstar);

(iii)          commercial paper (including commercial paper of any affiliate of the Servicer or the Trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Moody’s of “P-1” or the equivalent by DBRS Morningstar (if rated by DBRS Morningstar);

(iv)          investments in money market funds (including funds for which the Servicer or the Trustee or any of their respective affiliates is investment manager or advisor) having a rating from Moody’s of “Aaa (mf)” or the equivalent by DBRS Morningstar (if rated by DBRS Morningstar);

(v)           banker’s acceptances issued by any depository institution or trust company referred to in clause (ii) above; and

(vi)          repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (ii) above.

The Trustee may purchase from or sell to itself or an Affiliate, as principal or agent, the Permitted Investments described above.

“Permitted Liens” means:

(i)            with respect to the interest of the Originator and the Issuer in the Loans included in the Collateral: (a) Liens in favor of the Issuer created pursuant to this Agreement, and (b) Liens in favor of the Trustee created pursuant to the Indenture and/or this Agreement, (c) Second Lien Loans; and

(ii)           with respect to the interest of the Originator and the Issuer in the Related Property: (a) materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (b) purchase money security interests in certain items of equipment, (c) Liens for state, municipal and other local taxes if such taxes shall not at the time be due and payable or the validity or amount thereof is currently being contested by an appropriate Person in good faith by appropriate proceedings, (d) other customary Liens permitted with respect thereto consistent with the Operating Guidelines or the Servicing Standard, (e) Liens in favor of the Issuer created by the Originator pursuant to this Agreement, (f) Liens in favor of the Trustee created pursuant to the Indenture and/or this Agreement, and (g) with respect to Agented Loans, Co-Agented Loans and Third Party Agented Loans, Liens in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility.

(c)            Insurance Proceeds (other than amounts to be applied to the restoration or repair of the Related Property, or released or to be released to the Obligor or others);

(d)           all Sale Proceeds;

(e)           all other amounts not specifically included in Interest Collections; and

(f)            all payments received related to the exercise of any warrant under the Underlying Loan Agreement;

provided that with respect to a Defaulted Loan, all payments made by an Obligor shall be deemed to be in respect of Principal Proceeds until the Outstanding Loan Balance of such Defaulted Loan has been paid in full.

“Principal Distribution Amount” means, for any Payment Date, an amount equal to the excess, if any, of the Aggregate Outstanding Note Balance over the Borrowing Base for such Payment Date.

“Principal Reinvestment Account” means the segregated account so designated and established and maintained pursuant to Section 7.01(b).

“Principal Reinvestment Account Allocation Amount” means the amount determined by the Servicer pursuant to Section 5.16 that is to be deposited into the Principal Reinvestment Account during the Investment Period.

“Priority of Payments” means, collectively, the payments made on each Payment Date in accordance with Section 7.05(a), Section 7.05(b) and Section 7.05(c), as applicable.

“Proceeds” means, with respect to any Collateral, whatever is receivable or received when such Collateral is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral and all “proceeds” as defined in the New York UCC.

“Qualified Institution” means (a) the corporate trust department of the Trustee, or (b) a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), that has a long term unsecured debt rating of at least “A3” from Moody’s, “A-” from S&P or the equivalent rating from DBRS Morningstar (if rated by DBRS Morningstar), and whose deposits are insured by the FDIC.

“Ramp-Up Period” means the period beginning on the Closing Date and ending at the earlier of (i) nine months from the Amendment Date or (ii) the time at which Eligible Loans equal or exceed $50,000,000.

“Rapid Amortization Event” shall mean the occurrence of any of the following:

(a)            the aggregate Outstanding Loan Balance of all Delinquent Loans (other than such Delinquent Loans that are Defaulted Loans) exceeds 20% of the Aggregate Outstanding Loan Balance as of the last day of the most recent Collection Period;

(b)           the aggregate Outstanding Loan Balance of all Defaulted Loans exceeds 15% of the Aggregate Outstanding Loan Balance as of the last day of the most recent Collection Period;

(c)            the Aggregate Outstanding Note Balance exceeds the Borrowing Base for 60 consecutive days (after giving effect to all distributions on such Payment Dates);

(d)           the Loan Assets consist of Loans to nine or fewer Obligors during the Amortization Period;

(e)            an Event of Default that has not been cured within the time allotted in the definition thereof;

(f)            a downgrade of the rating of the Notes by the Rating Agency to below “BB”;

(g)           a downgrade of the rating of the Notes by the Rating Agency to below investment-grade and a failure to cure such downgrade within 180 days of such downgrade, unless otherwise mutually agreed upon by the Issuer and the Noteholders; or

(h)           the failure of the Commencement Event to occur within 60 days of the Amendment Date.

“Rapid Amortization Period” shall commence on the date on which a Rapid Amortization Event occurs.

“Rating Agency” means DBRS Morningstar or, if DBRS ~~and if neither~~ Morningstar ~~nor DBRS~~ no longer maintains a rating on any of the Notes, such other nationally recognized statistical rating organization, if any, selected by the Originator, with the consent of the Majority Noteholders.

“Rating Agency Confirmation” means with respect to any proposed or actual course of action, a written confirmation from the Rating Agency to the Issuer, the Trustee and the Servicer, to the effect that the then current rating on the Notes will not be reduced, withdrawn or downgraded as a result of such action.

“Record Date” means the close of business on the last business day of the month immediately preceding the month in which such Payment Date occurs.

“Records” means all documents, books, records and other information (including without limitation, computer programs, tapes, disks, data processing software and related property and rights) executed in connection with the origination or acquisition of the Loans or maintained with respect to the Loans and the related Obligors that the Originator or the Servicer have generated, in which the Originator, the Issuer, the Trustee or the Servicer have acquired an interest pursuant to this Agreement or in which the Originator, the Issuer, the Trustee or the Servicer have otherwise obtained an interest to the extent transferable, and subject to any confidentiality and/or transferability restrictions.

(b)           for each Loan (provided, however, that in the case of each Participated Loan, in each case, as indicated on the List of Loans, to the extent in the possession of the Originator or reasonably available to the Originator, copies of all documents and instruments described in clauses (b)(ii), with respect to such Participated Loan):

(i)            (x) other than in the case of a Noteless Loan or Participated Loan, a copy of the Underlying Note, (y) in the case of a Participated Loan, a copy of each transfer document or instrument relating to such Participated Loan evidencing the assignment of such Participated Loan to the Originator, from the Originator to the Issuer or in blank and (z) in the case of a Noteless Loan, a copy of each transfer document or instrument relating to such Noteless Loan evidencing the assignment of such Noteless Loan from the Originator to the Issuer or in blank;

“Required Payments” shall mean each of the items described in clauses 1 through ~~4~~5 of Section 7.05(a)(i).

“Responsible Officer” means, when used with respect to (a) the Trustee or the Backup Servicer, any officer assigned to the Corporate Trust Office with responsibility for administration of the transactions contemplated by the Transaction Documents, including any Chief Executive Officer, President, Executive Vice President, Vice President, Assistant Vice President, Secretary, any Assistant Secretary, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (b) the Issuer, the Originator or the Servicer, the President, Chief Executive Officer, Executive Vice President, any Vice President or Treasurer thereof who is also a Servicing Officer of such Person or of the sole member of such Person, as applicable.

“Restructured Loan” means any Loan that has been, or in accordance with the Operating Guidelines is required to be, modified or restructured to extend the maturity thereof or reduce the amount (other than by reason of the repayment thereof) or extend the time for payment of principal thereof, in each case as a result of the Obligor’s material financial underperformance, distress or default. Such Loan shall cease to be a Restructured Loan when such Loan has been performing for at least six (6) consecutive calendar months since the date the most recent modification was made and is no longer required to be so modified or restructured in accordance with the Operating Guidelines.

“Risk Rating” has the meaning set forth in the Operating Guidelines.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business and any successor thereto.

“Sale Proceeds” means all proceeds received as a result of sales of Loans (other than Defaulted Loans) pursuant to this Agreement, net of any sales, brokerage and related administrative or sales expenses of the Servicer or the Trustee in connection with any such sale.

“Scheduled Payment” means, with respect to any Loan, each payment of principal and/or interest scheduled to be made by the related Obligor under the terms of such Loan after (a) in the case of the Initial Loans, the Cutoff Date, (b) in the case of Subsequent Loans, the related Subsequent Loan Cutoff Date or (c) in the case of Substitute Loans, the related Substitute Loan Cutoff Date, as adjusted pursuant to the terms of the related Underlying Note and/or Required Loan Documents.

“Scheduled Payment Advance” means, with respect to any Payment Date, the amounts, if any, deposited by the Servicer in the Collection Account on the related Reference Date for such Payment Date in respect of Scheduled Payments (or portions thereof) pursuant to Section 5.09.

“Second Lien Loans” means a Loan that is not a first lien loan because a revolving loan that , by its terms, may require one or more future advances to be made is senior to such Loan and such Loan (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan (other than with respect to such revolving loans, term loans, trade claims, capitalized leases or similar obligations); (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the second lien loan; (c) the combined amount of such Loan and the senior ~~revolving~~ credit facility would not create a combined loan to value ratio (determined in accordance with the Operating Guidelines) greater than thirty percent (30%); and (d) is not secured solely or primarily by common stock or other equity interests; for the avoidance of doubt, Second Lien Loans shall include Second Lien Loans-TL.

“Second Lien Loans-TL” means a Loan that is not a first lien loan because a term loan is senior to such Loan and such Loan (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan (other than with respect to such revolving loans, term loans, trade claims, capitalized leases or similar obligations); (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the second lien loan; (c) the combined amount of such Loan and the senior credit facility would not create a combined loan to value ratio (determined in accordance with the Operating Guidelines) greater than thirty percent (30%); and (d) is not secured solely or primarily by common stock or other equity interests.

“Secured Parties” means, collectively, the Noteholders, the Trustee and the Servicer.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning provided in the Preamble.

“Seller” has the meaning provided in the Preamble.

“Servicer” means initially Horizon Technology Finance Corporation, or its successors in interest, until any Servicer Transfer hereunder or the resignation or permitted assignment by the Servicer and, thereafter, means the Backup Servicer or other Successor Servicer appointed pursuant to Article VIII with respect to the duties and obligations required of the Servicer under this Agreement.

“Servicer Default” shall have the meaning provided in Section 8.01.

“Servicer Transfer” shall have the meaning provided in Section 8.02(c).

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

“Underlying Loan Agreement” means each single lender or multi-lender commercial loan or credit agreements or other debt agreements or instruments customary for the applicable type of Loan originated or acquired by the Originator or one of its Affiliates.

“Underlying Note” means the one or more promissory notes executed by the applicable Obligor evidencing a Loan.

“United States” means the United States of America.

“Unused Fee” means a fee payable by the Issuer to the Trustee for distribution to the Noteholders, quarterly in arrears, in an amount equal to the difference between the Commitment Amount and the actual average daily Outstanding Note Balance during such quarterly period multiplied by the Unused Fee Rate.

“Unused Fee Rate” means (i) 0% from the Commencement Date to six months after the Commencement Date, (ii) on and after six months after the Commencement Date to one year after the Commencement Date 0.25% per annum, and (ii) thereafter, 0.5% per annum.

“Upsize Date” means February 25, 2022.

“Upsize Event” means the point after the Upsize Date at which an Advance increases the Aggregate Outstanding Note Balance above $100,000,000.

Section 1.02     Usage of Terms.

With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

Section 1.03     Section References.

All Section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

Section 1.04     Calculations.

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360 day year consisting of twelve 30-day months and will be carried out to at least three decimal places.

Section 1.05     Accounting Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

(f)       an Officer’s Certificate listing the Servicer’s Servicing Officers;

(g)      a fully executed copy of each of the Transaction Documents;

(h)      except with respect to (i) Agented Loans, Co-Agented Loans and Third Party Agented Loans where the Originator (or a wholly-owned subsidiary of the Originator) receives payments on behalf of or as agent for the other lenders thereunder or where payments thereunder are made directly to such other lenders on behalf of or as agent for the Originator (or a wholly-owned subsidiary of the Originator) and (ii) Loans described in Section 7.01(d), the Servicer shall have notified and directed the Obligor with respect to each Loan to make all payments on the Loans, whether by wire transfer, ACH or otherwise, directly to the Lockbox Account;

(i)       the Servicer shall have notified and directed each of the Fund’s co-lenders under Co-Agented Loans and Third-Party Loans that receive payments on behalf of the Originator, to transfer such payments received from the Obligors with respect to such Loans to the Lockbox Account within two Business Days of receipt of such payments by such co-lender;

(j)       the Initial Loans satisfy the Initial Loans Criteria;

(k)      the Issuer and the Noteholders shall have received a Borrowing Base Certificate for the Closing Date;

(l)       an Opinion of Counsel with respect to (A) the due authorization, valid execution and delivery of each Transaction Document to which the Issuer, the Servicer and the Originator are a party and its binding effect on such party, (B) certain “true sale” and “non-consolidation” issues relating to Originator and Issuer; and (C) certain “perfection” issues; and

(m)     a rating letter from DBRS Morningstar to the effect that DBRS Morningstar has assigned at least a “BBB” rating to the Notes.

Section 2.03     Acceptance by Issuer.

On the Closing Date, if the conditions set forth in Section 2.02 have been satisfied, the Issuer shall issue and the Trustee shall authenticate, the Notes secured by the Collateral.

Section 2.04     Conveyance of Substitute Loans.

(a)      With respect to any Substitute Loans to be conveyed to the Issuer by the Originator as described in Section 2.07, the Originator hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuer, without recourse other than as expressly provided herein (and the Issuer shall purchase through cash payment and/or by exchange of one or more related Loans released by the Issuer to the Originator on the related Transfer Date), all the right, title and interest of the Originator in and to the Substitute Loan Assets, such property, upon such transfer, becoming part of the Collateral.

(2)            pro rata, based on the amounts owed to such Persons under this clause (2), (i) to the Servicer, to the extent not previously reimbursed, the sum of (x) Scheduled Payment Advances on such Loans and (y) Servicing Advances on such Loans;

(3)            accrued and unpaid Servicing Fees;

(4)            (i) to any Successor Servicer, the Successor Servicer Engagement Fee and (ii) to any Successor Servicer, any Servicing Transfer Costs, provided that the cumulative amount of such Servicing Transfer Costs shall not exceed $150,000;

(5)            to the Noteholders, the Interest Amount for the related Interest Period, if any, and any Unused Fee;

(6)            ~~if the amount on deposit in the General Reserve Account is less than the General Reserve Account Required Balance,~~  to the General Reserve Account, ~~fifty percent (50%) of any remaining amounts~~ until amounts on deposit in the General Reserve Account shall equal the General Reserve Account Required Balance;

(7)            to the payment of the amounts referred to in clause (2) of Section 7.05(b)(i) or clauses (2) and (3) of Section 7.05(b)(ii) (as applicable and in the priority stated therein), but only to the extent not paid in full thereunder and subject to the limitations set forth therein;

(8)            pro rata, based on the amounts owed to such Persons under this clause (8), to the payment of amounts referred to in clauses (1) and (2), without giving effect to any caps, but only to the extent not paid in full thereunder;

(9)            to the Servicer in connection with any Permitted Distribution; and

(10)           any remaining amounts to or at the written direction of the Issuer.

To the extent that any fees, expenses and indemnities of the Trustee are not paid on a Payment Date due to insufficiency of funds, such unpaid fees shall be paid on the next Payment Date on which funds are available to pay such fees in accordance with the priority of payments set forth above in this Section 7.05(a)(i).

(b)            If the Backup Servicer ~~is unable to~~ does not assume the role of the Servicer after a Termination Notice is delivered pursuant to Section 8.02(a), the Trustee (i) will provide the Originator with written notice of such circumstances (and the Originator shall promptly forward a copy of such notice to the Rating Agency) and (ii) may appoint a successor servicer with assets of at least $50,000,000 and whose regular business includes the servicing of assets similar to the Loan Assets (either the Backup Servicer or such other Person appointed successor servicer, the “Successor Servicer”). Such proposed Successor Servicer shall become the Successor Servicer once it assumes the Servicer’s responsibilities and obligations in accordance with Section 8.03. If such proposed Successor Servicer is unable to assume the responsibilities and obligations of the Servicer, the Trustee shall propose an alternative established servicing institution to serve as the Successor Servicer. Such other proposed Successor Servicer shall become the Successor Servicer once it assumes the Servicer’s responsibilities and obligations in accordance with this Agreement. The appointment of any Successor Servicer (other than the Backup Servicer) is subject to the prior written approval of the Majority Noteholders. If no Successor Servicer has been appointed and approved following the above procedures within 120 days of the delivery of a Termination Notice or notice of resignation by the Servicer, then any of the Issuer, Trustee, removed or resigning Servicer or any Noteholder may petition any court of competent jurisdiction for the appointment of a Successor Servicer, which appointment will not require the consent of, nor be subject to the approval of the Issuer, the Trustee or any Noteholder.

(c)            On the date that a Successor Servicer shall have been appointed and accepted such appointment pursuant to Section 8.03 (such appointment being herein called a “Servicer Transfer”), all rights, benefits, fees, indemnities, authority and power of the Servicer under this Agreement, whether with respect to the Loans, the Loan Files or otherwise, shall pass to and be vested in such Successor Servicer pursuant to and under this Section 8.02; and, without limitation, the Successor Servicer is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in a Transaction Account or thereafter received with respect to the Loans and Related Property. The Servicer shall transfer to the Successor Servicer (i) all records held by the Servicer relating to the Loans and Related Property in such electronic form as the Successor Servicer may reasonably request and (ii) any Loan Files in the Servicer’s possession. In addition, the Servicer shall permit access to its premises (including all computer records and programs) to the Successor Servicer or its designee, shall pay the reasonable transition expenses of the Successor Servicer, and assign or sub-license to the Successor Servicer for the remainder of the term of this Agreement all intellectual property owned or licensed by or assigned to the Servicer that is necessary to perform the duties of Successor Servicer hereunder (to the extent that the Servicer has the right that the Servicer has the right to assign or sub-license such intellectual property). Upon a Servicer Transfer, the Successor Servicer shall also be entitled to receive the Servicing Fee thereafter payable for performing the obligations of the Servicer and any additional amounts payable to the Servicer hereunder. Any indemnities provided in this Agreement or the other Transaction Documents in favor of the Servicer, any Servicing Fee (together with accrued interest thereon), any other fees, costs and expenses and any Scheduled Payment Advances, Servicing Advances and Nonrecoverable Advances, in any case, that have accrued and/or are due and unpaid or unreimbursed to the Servicer shall survive the termination of the Servicer and its replacement with a Successor Servicer and the Servicer being replaced shall remain entitled thereto until paid hereunder in accordance with the Priority of Payments.

(b)            Except as provided in Section 13.01(a), this Agreement may be amended from time to time by the Issuer, the Originator, the Servicer, the Backup Servicer, the Custodian, the Securities Intermediary and the Trustee, with the consent of the Majority Noteholders and satisfaction of the Rating Agency ~~Condition~~ Confirmation, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided that (i) no such amendment shall, without the consent of each Noteholder that may be adversely affected, reduce the percentage of the principal balance of the Notes that is required to consent to any amendment to this Agreement and (ii) no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Loans or distributions that are required to be made for the benefit of the Noteholders or change the interest rate applicable to the Notes, without the consent of all adversely affected Noteholders.

(c)            Promptly after the execution of any such amendment or consent, written notification of the substance of such amendment or consent shall be furnished by the Trustee to the Noteholders and by the Issuer to the Rating Agency. It shall not be necessary for the consent of any Noteholders required pursuant to Section 13.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by the Noteholders of the execution thereof shall be subject to such reasonable requirements as the Trustee may prescribe for the Noteholders.

(d)            Notwithstanding, the foregoing clauses (a) and (b) of this Section 13.01, the Originator’s consent or approval shall not be required for any amendments to Sections 2.06, 2.07 or 2.10.

Section 13.02           Acts of God. In no event shall any party hereto be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, acts of God, unavailability of the Federal Reserve Bank wire or telex facility or interruptions, loss or malfunctions of computer services, communications or utilities; it being understood that each party hereto shall use reasonable efforts to resume performance of its obligations as soon as practicable under the circumstances.

Section 13.03         Governing Law.

(a)            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THE AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(iv)           if to the Trustee, the Lockbox Bank or the Securities Intermediary:

U.S. Bank National Association
U.S. Bank National Association

190 LaSalle St., 7th Floor

Chicago, IL 60603

Attention: Global Corporate Trust – Horizon Funding I, LLC

Facsimile No.: (312) 332-7996

Email: melissa.rosal@usbank.com

(v)            if to the Backup Servicer:

U.S. Bank National Association
60 Livingston Avenue

EP-MN-WS3D

St. Paul, MN 55107

Attention: Global Corporate Trust – Horizon Funding I, LLC

Facsimile No.: (615) 446-7362

Email: deborah.franco@usbank.com

(vi)           if to the Custodian

U.S. Bank National Association
60 Livingston Avenue

EP-MN-WS3D

St. Paul, MN 55107

Attention: Global Corporate Trust – Horizon Funding I, LLC

Facsimile No.: (615) 446-7362

Email: deborah.franco@usbank.com

(vii)          if to the Rating Agency:

DBRS, Inc., d/b/a DBRS Morningstar

140 Broadway, 43rd Floor
~~Morningstar Credit Ratings, LLC~~
~~4 World Trade Center, 48th Floor~~

~~150 Greenwich Street~~

New York, New York ~~10007~~10005

Attention: U.S. ABS ~~Monitoring~~ Surveillance

~~Email: absmonitoring~~ Email: ABS_Surveillance@morningstar.com

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.